UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2017

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                          N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Extension of Time to Gain Compliance Before Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 4, 2017, Giga-tronics Incorporated (the “Company”) received a notification letter from The NASDAQ Stock Market (“NASDAQ”) advising the Company that it has initiated proceedings to delist the Company from NASDAQ for its’ failure to comply with its bid price rule. As previously reported on November 1, 2016, NASDAQ notified the Company that the bid price of its listed security had closed at less than $1 per share over the previous 30 consecutive business days, and, thus, did not comply with Listing Rule 5550(a)(2) (the “Rule”).

The Company was provided 180 calendar days, or until May 1, 2017, to regain compliance with the Rule.

Additionally, the Company reported on February 8, 2017, that it received a notification letter from NASDAQ advising the Company of its failure to comply with the required minimum of either $2,500,000 in shareholders’ equity, $35,000,000 market value of listed securities or $500,000 net income from continuing operations for continued listing on The Nasdaq Capital Market, pursuant to NASDAQ listing rule 5550(b). NASDAQ listing rules provided the Company with 45 calendar days in which to submit a plan to regain compliance. The Company submitted a plan on March 24, 2017, and NASDAQ notified the Company on April 20, 2017 of NASDAQ’s acceptance of the plan and the granting of an extension through August 7, 2017; however, because the Company was not able to comply with the Rule, NASDAQ has determined that the Company is not eligible for a second 180 calendar day extension to comply with the Rule.

The Company may request an appeal of this determination or be scheduled for delisting; the Company plans on appealing the determination before the NASDAQ deadline. If the Company fails to request an appeal of this determination, NASDAQ has advised the Company that its securities will be scheduled for delisting from the Capital Market and suspended as of the opening of business on May 15, 2017.

There can be no assurance that the Company’s plans to comply with the required bid price, minimum shareholders’ equity, market value of listed securities or net income from continuing operations will be successful. There can also be no assurance that the Company’s appeal of the determination would be successful. If the Company’s Common Stock ceases to be listed for trading on the Nasdaq Capital Market, the Company expects that its Common Stock would be traded on the Over-the-Counter Bulletin Board on or about the same day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2017	GIGA-TRONICS INCORPORATED

By: /s/ Temi Oduozor Corporate Controller (Principal Accounting & Financial Officer)